UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 23, 2005

RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (as seller pursuant to a Series Supplement dated as of November 1, 2005 to a Pooling and Servicing Agreement, dated as of May 1, 2005, providing for, inter alia, the issuance of Mortgage Pass-Through Certificates, Series 2005-S7)

                 Residential Funding Mortgage Securities I, Inc.
             (Exact name of registrant as specified in its charter)


             DELAWARE              333-126745        [75-2006294
 (State of Other Jurisdiction of   (Commission      (I.R.S. Employer
          Incorporation)            File Number)   Identification No.)


    8400 Normandale Lake Blvd.                           55437
            Suite 250                                  (Zip Code)
      Minneapolis, Minnesota
(Address of Principal Executive Offices)



Registrant's telephone number, including area code, is (952) 857-7000

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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01.     Other Events.

           On November 23, 2005 the Registrant caused the issuance and sale of Mortgage Pass-Through Certificates, Series 2005-S7, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class
A-P, Class A-V, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class R-I and Class R-II Certificates (the "Certificates") pursuant to a Series Supplement dated as of November 1, 2005 to a Pooling and Servicing Agreement dated as of May 1, 2005, among the Registrant, Residential Funding Corporation, as Master Servicer and U.S. Bank National Association, as Trustee.


Item 9.01.     Financial Statements and Exhibits
               (a) Not applicable (b) Not applicable (c) Exhibits:


10.1 Series Supplement dated as of November 1, 2005 to the Pooling and Servicing Agreement, dated as of May 1, 2005 among Residential Funding
        Mortgage Securities I, Inc., as depositor, Residential Funding Corporation, as master servicer and U.S. Bank National Association, as trustee.


10.2 Pooling and Servicing Agreement, dated as of May 1, 2005 among Residential Funding Mortgage Securities I, Inc., as depositor, Residential Funding Corporation, as master servicer and U.S. Bank National Association, as trustee.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

                                    By: /s/ Heather Anderson
                                        Name: Heather Anderson
                                        Title: Vice President


Dated:  December 7, 2005



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